UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 29, 2017

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-3526	The Southern Company (A Delaware Corporation) 30 Ivan Allen Jr. Boulevard, N.W. Atlanta, Georgia 30308 (404) 506-5000	58-0690070

The name and address of the registrant have not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.        Other Events.
See MANAGEMENT’S DISCUSSION AND ANALYSIS - FUTURE EARNINGS POTENTIAL - “Construction Program - Nuclear Construction” of The Southern Company (“Southern Company”) in Item 7 and Note 3 to the financial statements of Southern Company under “Retail Regulatory Matters - Georgia Power - Nuclear Construction” in Item 8 of Southern Company’s Annual Report on Form 10-K for the year ended December 31, 2016 (the “Form 10-K”) for additional information regarding the two new nuclear generating units under construction at Plant Vogtle (“Plant Vogtle Units 3 and 4”), including (1) the agreement among Georgia Power Company (“Georgia Power”), acting for itself and as agent for Oglethorpe Power Corporation, the Municipal Electric Authority of Georgia, and the City of Dalton, Georgia, acting by and through its Board of Water, Light, and Sinking Fund Commissioners, doing business as Dalton Utilities (collectively, the “Vogtle Owners”), and a consortium consisting of Westinghouse Electric Company LLC (“Westinghouse”) and WECTEC Global Project Services Inc. (“WECTEC” and, together with Westinghouse, the “Contractor”), under which the Contractor agreed to design, engineer, procure, construct, and test two AP1000 nuclear generating units and related facilities at Plant Vogtle (“Vogtle 3 and 4 Agreement”) and (2) Toshiba Corporation’s announcement of substantial impairment charges at Westinghouse attributed to increased costs to complete its U.S. nuclear projects, including Plant Vogtle Units 3 and 4.
On March 29, 2017, Westinghouse and WECTEC each filed for bankruptcy protection under Chapter 11 of the United States Bankruptcy Code. Georgia Power, for itself and as agent for the other Vogtle Owners, has entered into an interim assessment agreement with the Contractor and WECTEC Staffing Services LLC, as of March 29, 2017 (the “Interim Assessment

Agreement”), to provide for a continuation of work with respect to Plant Vogtle Units 3 and 4. Georgia Power’s entry into the Interim Assessment Agreement is conditioned upon South Carolina Electric & Gas Company entering into a similar interim assessment agreement with the Contractor relating to V.C. Summer (the “V.C. Summer Interim Assessment Agreement”). The provisions in the Interim Assessment Agreement remain subject to the approval of the bankruptcy court and will not be effective until the date of approval by the bankruptcy court (the “Effective Date”). The term of the Interim Assessment Agreement will extend from the Effective Date through the earlier of (i) April 28, 2017, (ii) the termination of the V.C. Summer Interim Assessment Agreement, or (iii) termination of the Interim Assessment Agreement by any party upon five business days’ notice (the “Interim Assessment Period”).
The Interim Assessment Agreement provides, among other items, that (1) Georgia Power will be obligated to pay, on behalf of the Vogtle Owners, all costs accrued by the Contractor for subcontractors and vendors for services performed or goods provided during the Interim Assessment Period, with these amounts to be paid to the Contractor, except for amounts accrued for Fluor Corporation (“Fluor”), which will be paid directly to Fluor, (2) during the Interim Assessment Period, the Contractor shall provide certain engineering, procurement, and management services for Plant Vogtle Units 3 and 4, to the same extent as contemplated by the Vogtle 3 and 4 Agreement, and Georgia Power, on behalf of the Vogtle Owners, will make payments of $5.4 million per week for these services, (3) Georgia Power will have the right to make payments, on behalf of the Vogtle Owners, directly to subcontractors and vendors who have accounts past due with the Contractor, (4) during the Interim Assessment Period, the Contractor will use its commercially reasonable efforts to provide information reasonably requested by Georgia Power as is necessary to continue construction and investigate the completion status of Plant Vogtle Units 3 and 4, (5) the Contractor will decide whether to reject or accept the Vogtle 3 and 4 Agreement by the later of (i) the termination of the Interim Assessment Agreement and (ii) April 28, 2017, and (6) during the Interim Assessment Period, Georgia Power will forbear from exercising any remedies against Toshiba Corporation under Toshiba Corporation’s guarantee of certain obligations of Westinghouse under the Vogtle 3 and 4 Agreement (the “Toshiba Guarantee”). Under the Interim Assessment Agreement, all parties expressly reserve all rights and remedies under the Vogtle 3 and 4 Agreement, all related security and collateral, and under applicable law.
While Georgia Power is working to provide for a transition that will allow work to continue on Plant Vogtle Units 3 and 4, Georgia Power, along with the other Vogtle Owners, also is undertaking a full-scale schedule and cost-to-complete assessment to determine the impact the Contractor’s bankruptcy filing will have on the construction of Plant Vogtle Units 3 and 4. Georgia Power intends to work with the Georgia Public Service Commission and the other Vogtle Owners to determine future actions related to Plant Vogtle Units 3 and 4. In addition, Georgia Power intends to take all actions available to it to enforce its rights related to the Vogtle 3 and 4 Agreement, including enforcing the Toshiba Guarantee, subject to the Interim Assessment Agreement, and accessing $920 million of letters of credit provided by Westinghouse to the Vogtle Owners.
The Contractor’s bankruptcy filing is expected to have a material impact on the construction of Plant Vogtle Units 3 and 4 and could have a material impact on Southern Company’s financial statements; however, the ultimate outcome of these matters cannot be determined at this time.

Cautionary Note Regarding Forward-Looking Statements

Certain information contained in this Current Report on Form 8-K is forward-looking information based on current expectations and plans that involve risks and uncertainties. Forward-looking information includes, among other things, statements concerning Georgia Power’s intent to enforce its rights related to the Vogtle 3 and 4 Agreement, future actions related to Plant Vogtle Units 3 and 4 and the expected impact of the bankruptcy filing. Southern Company cautions that there are certain factors that could cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of Southern Company; accordingly, there can be no assurance that such suggested results will be realized. The following factors, in addition to those discussed in the Form 10-K, and subsequent securities filings, could cause actual results to differ materially from management expectations as suggested by such forward-looking information: state and federal rate regulations and the impact of pending and future rate cases and negotiations; the impact of recent and future federal and state regulatory changes, as well as changes in application of existing laws and regulations; current and future litigation, regulatory investigations, proceedings, or inquiries; available sources and costs of fuels; the results of the Contractor’s bankruptcy filing, including the effect on the Vogtle 3 and 4 Agreement and the U.S. Department of Energy loan guarantees; effects of inflation; the ability to control costs and avoid cost overruns during the development construction and operation of facilities, which include the development and construction of generating facilities with designs that have not been finalized or previously constructed; the ability to construct facilities in accordance with the requirements of permits and licenses, to satisfy any environmental performance standards and the requirements of tax credits and other incentives, and to integrate facilities into the Southern Company system upon completion of construction; advances in technology; legal proceedings and regulatory approvals and actions related to Plant Vogtle Units 3 and 4, including Georgia PSC approvals and Nuclear Regulatory Commission actions; interest rate fluctuations and financial market conditions and the results of financing efforts; changes in Southern Company’s or Georgia Power’s credit ratings, including impacts on interest rates, access to capital markets, and collateral requirements; the impacts of any sovereign financial issues, including impacts on interest rates, access to capital markets, impacts on foreign currency exchange rates, counterparty performance, and the economy in general, as well as potential impacts on the benefits of U.S. Department of Energy loan guarantees; and the effect of accounting pronouncements issued periodically by standard setting bodies. Southern Company expressly disclaims any obligation to update any forward-looking information.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 29, 2017	THE SOUTHERN COMPANY
	By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary

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